UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2007
GENERAL NUTRITION CENTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-114502	72-1575168
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On February 15, 2007, General Nutrition Centers, Inc., a Delaware corporation (“Centers”), commenced cash tender offers to purchase any and all of each of its outstanding 8-5/8% Senior Notes due 2011 (CUSIP No. 37047R-AE-7) (the “Centers Senior Notes”) and 8-1/2% Senior Subordinated Notes due 2010 (CUSIP No. 37047R-AC-1) (the “Centers Senior Sub Notes,” and, together with the Centers Senior Notes, the “Centers Notes”). As of February 15, 2007, the aggregate principal amount of the outstanding Centers Senior Notes was $150,000,000, and the aggregate principal amount of the outstanding Centers Senior Sub Notes was $215,000,000. In conjunction with these tender offers, Centers is soliciting noteholder consents to effect certain amendments to the indentures governing the respective Centers Notes to eliminate substantially all of the restrictive covenants as well as certain events of default.
     In addition, on February 15, 2007, GNC Parent Corporation, a Delaware corporation and the parent company of Centers (“Parent”), commenced a cash tender offer to purchase any and all of its outstanding Floating Rate Senior PIK Notes due 2011 (CUSIP Nos. 38012V-AA-5, 38012V-AB-3, and U3822RAA5) (the “Parent Notes”). As of February 15, 2007, the aggregate principal amount at maturity of the outstanding Parent Notes was $425,000,000. In conjunction with the tender offer, Parent is soliciting noteholder consents to effect certain amendments to the indenture governing the Parent Notes similar to those sought in connection with the Centers Notes.
     Each of the tender offers is being made pursuant to a separate Offer to Purchase and Consent Solicitation Statement dated February 15, 2007, which sets forth more fully the terms and conditions of the tender offer and consent solicitation. The tender offers for each of the Centers Notes and the Parent Notes (collectively, the “Notes”) are scheduled to expire at 12:00 midnight, New York City time, on March 15, 2007, unless extended or earlier terminated.
     With respect to each of the Notes, the obligations of Centers or Parent to accept for purchase and to pay for Notes in the respective tender offers are, in each case, conditioned on, among other conditions:
•	the substantially concurrent consummation of the merger pursuant to the Agreement and Plan of Merger, dated as of February 8, 2007, by and among GNC Acquisition Holdings Inc., GNC Acquisition Inc., and Parent; and

•	execution of a supplemental indenture implementing the proposed amendments, following receipt of consents with respect to a majority in aggregate principal amount of notes as is required under the indenture to supplement or amend the indenture in respect of any remaining notes that are not tendered pursuant to the offer.
     On February 15, 2007, Centers and Parent issued a press release to announce the commencement of the tender offers. The description of the press release contained herein does not purport to be complete and is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.
      .
Item 9.01		Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release of GNC Parent Corporation and General Nutrition Centers, Inc., dated February 15, 2007.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 16, 2007

GENERAL NUTRITION CENTERS, INC. (Registrant)
By:	/s/ Mark L. Weintrub
Mark L. Weintrub
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of GNC Parent Corporation and General Nutrition Centers, Inc., dated February 15, 2007.